
<ARTICLE> 5
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-START>                             JAN-01-1995
<PERIOD-END>                               JUN-30-1995
<CASH>                                          51,400
<SECURITIES>                                         0
<RECEIVABLES>                                  603,400<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                    521,600
<CURRENT-ASSETS>                             1,745,600<F2>
<PP&E>                                       2,972,700
<DEPRECIATION>                               1,418,200
<TOTAL-ASSETS>                               6,080,300<F2>
<CURRENT-LIABILITIES>                        1,779,200
<BONDS>                                      1,280,900
<COMMON>                                        96,000
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                      7,400
<OTHER-SE>                                   1,566,800
<TOTAL-LIABILITY-AND-EQUITY>                 6,080,300
<SALES>                                      1,785,700
<TOTAL-REVENUES>                             1,794,500
<CGS>                                        1,051,600
<TOTAL-COSTS>                                1,051,600
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              78,400
<INCOME-PRETAX>                                117,900
<INCOME-TAX>                                    43,600
<INCOME-CONTINUING>                             74,300
<DISCONTINUED>                                  51,900<F3>
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   126,200
<EPS-PRIMARY>                                     1.33
<EPS-DILUTED>                                     1.30

<F1>Amount shown is net of allowances.
<F2>Included within current assets and total assets are net assets of discontinued operations of $340.0 million and $1,740.5 million, respectively.
<F3>In the 2nd quarter of 1995, the Company announced that its Board of
Directors had approved a plan to spin off National Medical Care, Inc., Grace's wholly owned health care subsidiary. As a result, Grace has classified its health care segment as a discontinued operation. The health care segment reported sales of $1,015.3 million for the first half of 1995.

